Outbrain Announces First Quarter 2025 Results
Achieved Q1 guidance on both Ex-TAC gross profit and Adjusted EBITDA; CTV revenues grow by more than 100% year-over-year on pro forma basis; Integration and synergies remain on track; Reiterates full year 2025 guidance.
New York – May 9, 2025 — Outbrain Inc. (Nasdaq: OB), which is operating under the new Teads brand following Outbrain’s acquisition of Teads in February 2025, announced today financial results for the quarter ended March 31, 2025.
First Quarter 2025 Key Financial Metrics1:

	Three Months Ended March 31,
(in millions USD)	2025	2024	% Change
Revenue	$286.4	$217.0	32%
Gross profit	82.7	41.6	99%
Net loss	(54.8)	(5.0)	NM
Net cash (used in) provided by operating activities	(1.0)	8.6	(111)%

Non-GAAP Financial Data*
Ex-TAC gross profit	103.1	52.2	98%
Adjusted EBITDA	10.7	1.4	665%
Adjusted net loss	(15.3)	(4.9)	(211)%
Free cash flow	(6.6)	4.6	(242)%
_____________________________
1 Incorporates the results of operations for legacy Teads from February 3, 2025 through March 31, 2025
* See non-GAAP reconciliations below
NM Not meaningful
“We are off to a strong start following the completion of the combination with Teads. In the first quarter, we delivered financial results above the mid-range of our guidance, while closing the acquisition, issuing five-year senior secured notes, and reaching many major milestones of integration and synergy realization. We are in the early days, but the feedback to our brandformance platform strategy from the hundreds of advertisers and media owners we have met has been highly encouraging,” said David Kostman, CEO of Teads.
First Quarter 2025 Business Highlights:
•Completed the acquisition of Teads, for total consideration of approximately $900 million, comprised of $625 million in cash and 43.75 million shares of Outbrain common stock. The combined company is operating under the name Teads.
•Expect to realize approximately $65 million to $75 million of synergies in 2026 with further opportunities for expanded synergies. Of this amount, approximately $60 million relates to cost synergies, including approximately $45 million of compensation-related expenses, with approximately 90% of the estimated compensation-related synergies already actioned. For 2025, expect to realize a benefit from cost synergies of approximately $40 million, which represents an increase from initial expectations.

•Initial cross-selling of legacy Outbrain performance solutions to legacy Teads enterprise brand customers launched in Q2 with several campaigns sold.
•New strategic Joint Business Partnerships (JBPs) with Ferrero, Haleon, Philip Morris International, and Beiersdorf.
•~500 advertisers spending at least a half a million dollars on a rolling 12 month basis, with an average spend of over $2 million annually, which represents approximately 70% of total customer spend.
•CTV experienced more than 100% year-over-year growth in Q1 2025, and now represents approximately 5% of total ad spend.
•Continued strong adoption of Moments vertical video offering launched in Q3 2024 and is now live on over 70 publishers, including Axel Springer, Fox News, and Webedia.
•Premium supply competitive wins include Godo (Spain) WWS (Japan), and renewals include Conde Nast and TMZ (US), Ansa (Italy), Webedia (France) and Sankei (Japan).
First Quarter 2025 Financial Highlights:
•Revenue of $286.4 million, an increase of $69.4 million, or 32%, compared to $217.0 million in the prior year period primarily due to the acquisition, including net unfavorable foreign currency effects of approximately $2.6 million.
•Gross profit of $82.7 million, an increase of $41.1 million, or 99%, compared to $41.6 million in the prior year period. Gross margin increased to 28.9%, compared to 19.2% in the prior year period, reflecting the higher gross margin profile of the acquired business.
•Ex-TAC gross profit of $103.1 million, an increase of $50.9 million, or 98%, compared to $52.2 million in the prior year period, primarily due to the acquisition. Our Ex-TAC gross margin increased to 36.0%, compared to 24.0% in the prior year period, reflecting the higher margin profile of the acquired business.
•Net loss of $54.8 million, compared to net loss of $5.0 million in the prior year period. Net loss in the current period includes pre-tax acquisition-related costs of $16.4 million, impairment charges of $15.6 million primarily related to the discontinuance of the vi product offering, restructuring charges of $7.3 million related to our previously announced restructuring plan to streamline operations and reduce duplicative roles post-acquisition, and bridge facility related costs of $12.0 million.
•Adjusted net loss of $15.3 million, compared to adjusted net loss of $4.9 million in the prior year period.
•Adjusted EBITDA of $10.7 million, compared to Adjusted EBITDA of $1.4 million in the prior year period.
•Net cash used in operating activities of $1.0 million, compared to net cash provided by operating activities of $8.6 million in the prior year period. Free cash flow was $(6.6) million, as compared to $4.6 million in the prior year period, primarily related to cash outflows related to transaction costs and restructuring charges of $16.2 million.

•Cash, cash equivalents and investments in marketable securities were $155.9 million, comprised of cash and cash equivalents of $136.3 million and short-term investments in marketable securities of $19.6 million as of March 31, 2025.
•Total debt obligations were $627.0 million, including the $610.8 million carrying value of the 10% senior secured notes due 2030 issued in February 2025 (principal amount of $637.5 million, net of unamortized discount and deferred financing costs) and $16.2 million outstanding under a short-term overdraft facility assumed in the acquisition.
•Entered into a credit agreement with Goldman Sachs Bank, U.S. Bank Trust Company, and certain other lenders, which provided, among other things, for a new $100.0 million super senior secured revolving credit facility, which expires on February 3, 2030, which may be used for working capital and other general corporate purposes. The prior revolving credit facility with Silicon Valley Bank, a division of First Citizens Bank & Trust Company, dated as of November 2, 2021 was terminated.
Second Quarter Guidance
The following forward-looking statements reflect our expectations for the second quarter and full year of 2025.
For the second quarter ending June 30, 2025, we expect:
•Ex-TAC gross profit of $141 million to $150 million
•Adjusted EBITDA of $26 million to $34 million
For the full year ending December 31, 2025, we continue to expect:
•Adjusted EBITDA of at least $180 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Friday, May 9 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-497-9071 or for international callers, 1-201-689-8727. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13753068. The replay will be available until May 23, 2025. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing second quarter and full year guidance. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, Ex-TAC gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with GAAP.

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on convertible debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, acquisition-related costs, restructuring, and impairment charges. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on convertible debt, merger and acquisition costs, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities, less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, and statements relating to our recently completed acquisition (the “Acquisition”) of TEADS, a private limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Teads”). You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,”

“outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. We have based these forward- looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: the ability of Outbrain to successfully integrate Teads or manage the combined business effectively; our ability to realize anticipated benefits and synergies of the Acquisition, including, among other things, operating efficiencies, revenue synergies and other cost savings; our due diligence investigation of Teads may be inadequate or risks related to Teads’ business may materialize; unexpected costs, charges or expenses resulting from the Acquisition; our ability to raise additional financing in the future to fund our operations, which may not be available to us on favorable terms or at all; our ability to attract and retain customers, management and other key personnel; the volatility of the market price of the Common Stock, $.001 par value per share (the “Common Stock”); overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, tariffs and trade wars and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing war between Ukraine-Russia and conditions in Israel and the Middle East, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, the impact of challenging economic conditions, political and policy changes or uncertainties in the U.S., and other factors that have and may further impact advertisers’ ability to pay; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the potential impact of artificial intelligence (“AI”) on our industry and our need to invest in AI-based solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss or decline of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; conditions in Israel, including the ongoing conflict between Israel and Hamas and any conflicts with other terrorist organizations or other countries; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements, including with respect to privacy; the timing and execution of any cost-saving measures and the impact on our business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2024. Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About The Combined Company
Outbrain Inc. (Nasdaq: OB) and Teads combined on February 3, 2025 and are operating under the new Teads brand. The new Teads is the omnichannel outcomes platform for the open internet, driving full-funnel results for marketers across premium media. With a focus on meaningful business outcomes, the combined company ensures value is driven with every media dollar by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. One of the most scaled advertising platforms on the open internet, the new Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The company is headquartered in New York, New York, with a global team of nearly 1,800 people in 36 countries.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Revenue	$286,357	$216,964
Cost of revenue:
Traffic acquisition costs	183,235	164,810
Other cost of revenue	20,472	10,559
Total cost of revenue	203,707	175,369
Gross profit	82,650	41,595
Operating expenses:
Research and development	13,979	9,193
Sales and marketing	53,737	23,617
General and administrative	36,477	15,215
Impairment charges	15,614	—
Restructuring charges	7,279	167
Total operating expenses	127,086	48,192
Loss from operations	(44,436)	(6,597)
Other (expense) income:
Interest expense	(23,124)	(937)
Other (expense) income and interest income, net	(484)	1,405
Total other (expense) income, net	(23,608)	468
Loss before income taxes	(68,044)	(6,129)
Benefit from income taxes	(13,201)	(1,088)
Net loss	$(54,843)	$(5,041)

Weighted average shares outstanding:
Basic	77,954,579	49,265,012
Diluted	77,954,579	49,265,012

Net loss per common share:
Basic	$(0.70)	$(0.10)
Diluted	$(0.70)	$(0.10)

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$136,312	$89,094
Short-term investments in marketable securities	19,567	77,035
Accounts receivable, net of allowances	328,386	149,167
Prepaid expenses and other current assets	49,817	27,835
Total current assets	534,082	343,131
Non-current assets:
Property, equipment and capitalized software, net	47,879	45,250
Operating lease right-of-use assets, net	26,874	15,047
Intangible assets, net	391,022	16,928
Goodwill	587,494	63,063
Deferred tax assets	49,957	40,825
Indemnification asset	26,556	—
Other assets	24,176	24,969
TOTAL ASSETS	$1,688,040	$549,213

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$274,060	$206,920
Accrued compensation and benefits	50,760	19,430
Deferred revenue	13,066	6,932
Short-term debt	16,202	—
Accrued and other current liabilities	118,457	56,189
Total current liabilities	472,545	289,471
Non-current liabilities:
Long-term debt	610,816	—
Operating lease liabilities, non-current	20,356	11,783
Deferred tax liabilities	62,099	1,554
Contingent tax liabilities	36,632	9,343
Other liabilities	10,927	5,719
TOTAL LIABILITIES	$1,213,375	$317,870

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 94,349,511 shares issued and 94,293,190 shares outstanding as of March 31, 2025; 63,503,274 shares issued and 50,090,114 shares outstanding as of December 31, 2024	94	64
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	674,442	484,541
Treasury stock, at cost − 56,321 shares as of March 31, 2025 and 13,413,160 shares as of December 31, 2024	(242)	(74,289)
Accumulated other comprehensive income (loss)	24,707	(9,480)
Accumulated deficit	(224,336)	(169,493)
TOTAL STOCKHOLDERS’ EQUITY	474,665	231,343
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,688,040	$549,213

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(54,843)	$(5,041)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	1,935	1,639
Amortization of capitalized software development costs	2,472	2,409
Amortization of intangible assets	8,466	852
Amortization of discount on marketable securities	(425)	(642)
Stock-based compensation	2,941	2,927
Non-cash operating lease expense	2,307	1,195
Provision for credit losses	298	1,693
Amortization of debt issuance costs	12,843	—
Deferred income taxes	(17,786)	(174)
Impairment of assets	15,614	—
Unrealized foreign currency transaction (gains) losses	1,688	312
Other	30	26
Changes in operating assets and liabilities:
Accounts receivable	37,605	30,398
Prepaid expenses and other current assets	5,901	7,262
Accounts payable and other current liabilities	(22,374)	(31,875)
Operating lease liabilities	(2,614)	(1,205)
Deferred revenue	(830)	(1,471)
Other non-current assets and liabilities	5,806	300
Net cash (used in) provided by operating activities	(966)	8,605

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	(598,319)	(181)
Purchases of property and equipment	(2,921)	(1,335)
Capitalized software development costs	(2,699)	(2,627)
Purchases of marketable securities	(16,602)	(31,578)
Proceeds from sales and maturities of marketable securities	74,221	31,492
Net cash used in investing activities	(546,320)	(4,229)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the Bridge Facility	625,000	—
Repayments of borrowings under the Bridge Facility	(625,000)	—
Proceeds from senior secured notes	625,305	—
Payment of deferred financing costs	(28,155)	—
Payment of stock issuance costs	(775)	—
Treasury stock repurchases and share withholdings on vested awards	(355)	(4,015)
Principal payments on finance lease obligations	—	(255)
Proceeds from bank overdrafts, net	74	—
Net cash provided by (used in) financing activities	596,094	(4,270)
Effect of exchange rate changes	(57)	363
Net increase in cash, cash equivalents and restricted cash	$48,751	$469
Cash, cash equivalents and restricted cash — Beginning	89,725	71,079
Cash, cash equivalents and restricted cash — Ending	$138,476	$71,548

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended March 31,
	2025	2024
Revenue	$286,357	$216,964
Traffic acquisition costs	(183,235)	(164,810)
Other cost of revenue	(20,472)	(10,559)
Gross profit	82,650	41,595
Other cost of revenue	20,472	10,559
Ex-TAC gross profit	$103,122	$52,154

Gross margin (gross profit as % of revenue)	28.9%	19.2%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	36.0%	24.0%
The following table presents the reconciliation of net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended March 31,
	2025	2024
Net loss	$(54,843)	$(5,041)
Interest expense	23,124	937
Other expense (income) and interest income, net	484	(1,405)
Benefit from income taxes	(13,201)	(1,088)
Depreciation and amortization	12,873	4,900
Stock-based compensation	2,941	2,927
Acquisition-related costs	16,418	—
Restructuring charges	7,279	167
Impairment charges	15,614	—
Adjusted EBITDA	$10,689	$1,397

Net loss as % of gross profit	(66.4)%	(12.1)%
Adjusted EBITDA as % of Ex-TAC Gross Profit	10.4%	2.7%

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of net loss and diluted EPS to adjusted net loss and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended March 31,
	2024	2023
Net loss	$(54,843)	$(5,041)
Adjustments:
Acquisition-related costs	16,418	—
Restructuring charges	7,279	167
Impairment charges	15,614	—
Bridge facility costs	11,996	—
Total adjustments, before tax	51,307	167
Income tax effect	(11,759)	(41)
Total adjustments, after tax	39,548	126
Adjusted net loss	$(15,295)	$(4,915)

Basic and diluted weighted-average shares	77,954,579	49,265,012

Diluted net loss per share - reported	$(0.70)	$(0.10)
Adjustments, after tax	0.50	—
Diluted loss per share - adjusted	$(0.20)	$(0.10)
The following table presents the reconciliation of net cash provided by (used in) operating activities to free cash flow, for the periods presented:

	Three Months Ended March 31,
	2025	2024
Net cash (used in) provided by operating activities	$(966)	$8,605
Purchases of property and equipment	(2,921)	(1,335)
Capitalized software development costs	(2,699)	(2,627)
Free cash flow	$(6,586)	$4,643